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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


   As independent public accountants, we hereby consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement on Form S-3 of our reports dated March 5, 1999 and March 30, 2001, included in Razorfish, Inc. and subsidiaries' Annual Report on Form 10-K (File No. 000-25847) previously filed with the Securities and Exchange Commission and to all references to our Firm included in this Registration Statement.


                                   ARTHUR ANDERSEN LLP

/S/ ARTHUR ANDERSEN LLP
New York, New York

October 17, 2001